CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A  of Vanguard Fenway Funds of our reports dated November 20, 2025, relating to the financial statements and financial highlights  of  Vanguard Equity Income Fund and Vanguard PRIMECAP Core Fund, which appear in Vanguard Fenway Funds’ Certified Shareholder Report on Form N-CSR for the year ended  September 30, 2025. We also consent to the references to us under the headings “Financial Statements”, “Service Providers—Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

January 26, 2026